SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Legg Mason Partners Lifestyle Series, Inc.	Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Variable Portfolios IV	Legg Mason Partners Investment Trust

Smith Barney Institutional Cash Management Fund Inc.	Legg Mason Partners Appreciation Fund, Inc.

Legg Mason Partners Investment Funds, Inc.	Legg Mason Partners World Funds, Inc.

Legg Mason Partners Equity Funds	Legg Mason Partners Variable Portfolios III, Inc.

Legg Mason Partners Municipal Funds	Legg Mason Partners Adjustable Rate Income Fund

Smith Barney Municipal Money Market Fund Inc.	Legg Mason Partners Investment Series

Legg Mason Partners Funds, Inc.	Legg Mason Partners Trust II

Legg Mason Partners Income Funds	Salomon Funds Trust

Legg Mason Partners Small Cap Core Fund, Inc.	Legg Mason Partners Variable Portfolios V

Smith Barney Money Funds, Inc.	CitiFunds Premium Trust

Legg Mason Partners Fundamental Value Fund, Inc.	CitiFunds Institutional Trust

Legg Mason Partners Variable Portfolios II	CitiFunds Trust I

Legg Mason Partners Managed Municipals Fund, Inc.	CitiFunds Trust III

Legg Mason Partners California Municipals Fund, Inc.	Salomon Brothers Capital Fund Inc

Legg Mason Partners New Jersey Municipals Fund, Inc.	The Salomon Brothers Fund Inc

Legg Mason Partners Oregon Municipals Fund	Salomon Brothers Investors Value Fund Inc

Legg Mason Partners Arizona Municipals Fund, Inc.	Salomon Brothers Series Funds Inc

Legg Mason Partners Core Plus Bond Fund, Inc.	Legg Mason Partners Variable Portfolios I, Inc.

Legg Mason Partners Sector Series, Inc.	Western Asset Funds II, Inc.

Legg Mason Partners Aggressive Growth Fund, Inc.

(Name of Registrant(s) as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Legg Mason Partners Funds

CitiFunds

Legg Mason Funds

Smith Barney Funds

Salomon Brothers Funds

Important Proxy

News

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of the funds listed above. The meeting of one or more of the funds in which you hold shares, which was originally scheduled for December 11, 2006 has been adjourned to January 12, 2007 at 1:00 p.m. Eastern time. To date, our records indicate that we have not received your voting instructions.

After careful consideration, the Board of Trustees/Directors of each Fund recommends that shareholders vote "FOR" each proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposals, or require duplicate proxy materials, please contact Computershare Fund Services at 1-866-402-1719. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

The proxy materials are available by visiting the Funds’ website at www.leggmason.com then clicking on Mutual Fund Proxies Voting Information.

For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Visit https://vote.proxy-direct.com and follow the simple on-screen instructions.

2. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed proxy card in the envelope provided. However, please try to utilize one of the two options above to register your voting instructions, so they may be received in time for the meeting.

If you have already submitted voting instructions by utilizing one of these methods, then you do not need to take any action.

“Smith Barney,” “CitiFunds” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

THANK YOU FOR INVESTING WITH LEGG MASON.

Legg Mason Partners Funds

CitiFunds

Legg Mason Funds

Smith Barney Funds

Salomon Brothers Funds

Important Proxy

News

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of the funds listed above. The meeting of one or more of the funds in which you hold shares, which was originally scheduled for December 11, 2006 has been adjourned to January 12, 2007 at 1:00 p.m. Eastern time. To date, our records indicate that we have not received your voting instructions.

After careful consideration, the Board of Trustees/Directors of each Fund recommends that shareholders vote "FOR" each proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposals, or require duplicate proxy materials, please contact Computershare Fund Services at 1-866-402-1719. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

The proxy materials are available by visiting the Funds’ website at www.leggmason.com then clicking on Mutual Fund Proxies Voting Information.

For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Visit www.proxyvote.com and follow the simple on-screen instructions.

2. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed proxy card in the envelope provided. However, please try to utilize one of the two options above to register your voting instructions, so they may be received in time for the meeting.

If you have already submitted voting instructions by utilizing one of these methods, then you do not need to take any action.

“Smith Barney,” “CitiFunds” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

THANK YOU FOR INVESTING WITH LEGG MASON.